ADDITIONAL EXHIBITS             Exhibit 99


         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 11-K

    X               ANNUAL REPORT PURSUANT TO SECTION 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                    For the fiscal year ended December 31, 1997

                                OR

                    TRANSITION REPORT PURSUANT TO SECTION 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                    For the transition period from________to
_______

                    Commission File Number 1-10602

A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

          The Bank of Louisville Employee Stock
          Ownership Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office.

          Mid-America Bancorp
          500 West Broadway
          Louisville, Kentucky 40202



                       REQUIRED INFORMATION

Financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA will be filed under cover of Form SE within 180 days of the Plan's year-end (December
31, 1997).